UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2012

LAPORTE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	001-33733	26-1231235
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

710 Indiana Avenue, LaPorte, Indiana	46350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (219) 362-7511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders of LaPorte Bancorp, Inc. (the “Company”) was held on May 15, 2012 (the “Annual Meeting”).  The matters considered and voted on by the Company’s stockholders at the Annual Meeting were the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2012.  The Company’s stockholders elected L. Charles Lukmann, III, Ralph F. Howes and Michele M. Thompson as directors of the Company, each for a term of three years, and ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.   The votes cast by the stockholders were as follows:

Matter 1.                      The election of three directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
L. Charles Lukmann, III	3,534,025	20,543	551,531
Ralph F. Howes	3,481,866	72,702	551,531
Michele M. Thompson	3,513,312	41,256	551,531

Matter 2.                      The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Shares Voted For	Shares Voted Against	Abstentions
4,098,306	3,386	4,407

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPORTE BANCORP, INC.
DATE: May 18, 2012	By:	/s/ Lee A. Brady
Lee A. Brady
President and Chief Executive Officer